Exhibit 99.1

Contact:	Brad Tilden 206/433-3362	-or-	Lou Cancelmi 206/433-3170

FOR IMMEDIATE RELEASE	April 22, 2003

ALASKA AIR GROUP REPORTS FIRST QUARTER RESULTS

     SEATTLE — Alaska Air Group, Inc. (NYSE:ALK) today reported a first quarter net loss of $56.3 million, or $2.12 per share, compared with a net loss of $85.1 million, or $3.21 per share, during the corresponding quarter in 2002. The first quarter results were negatively impacted by increased fuel prices and lower demand resulting from the war in Iraq and a sluggish U.S. economy. The company’s first quarter results for 2002 include a $51.4 million charge related to the write-off of goodwill in connection with the adoption of Statement of Financial Accounting Standards No. 142. Excluding this charge, the company lost $33.7 million or $1.27 per share in the first quarter of 2002.

     “The combination of a flagging economy, higher fuel prices and the war in Iraq made this a difficult quarter for both Alaska Air Group and the industry,” said John F. Kelly, chairman and chief executive officer. “We’re finding that we can continue to grow, contrary to most of the industry, but it’s clear that we’ll need to continue to adjust our business model by achieving our cost management goals.”

     During the quarter, Alaska successfully completed the private placement of $150 million of floating rate convertible bonds. “These proceeds strengthen an already strong liquidity position, and enhance our ability to implement our strategy and further position Alaska for success in this changing marketplace,” said Kelly.

     Operationally, Alaska Airlines’ passenger traffic in the first quarter increased 5.6 percent on a capacity increase of 5.4 percent. Load factor was consistent with the prior year at 66.7 percent. The airline’s operating revenue per available seat mile (ASM) decreased 1.7 percent, while its operating cost per ASM excluding fuel decreased 1.3 percent. Alaska’s pretax loss was $70.6 million compared to a pretax loss of $41.7 million a year earlier.

-more-

Exhibit 99.1

     Horizon Air’s passenger traffic in the first quarter increased 8.6 percent on a 15.9 percent capacity increase. Load factor decreased by 3.9 points to 58.1 percent. The airline’s operating revenue per ASM decreased 8.5 percent, while its operating cost per ASM excluding fuel decreased 7.5 percent. Horizon’s pretax loss was $15.3 million, compared to a pretax loss of $10.2 million a year earlier.

     Alaska Air Group continues to have a strong cash position at March 31, 2003 with approximately $616 million in cash and marketable securities. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, was 79 percent.

     A conference call regarding the first quarter results will be simulcast via the Internet at 8:30 a.m. Pacific Standard Time. It may be accessed through the company’s website at www.alaskaair.com.

     This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as “will,” “should,” “the company believes,” “we expect” or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the company. Actual results could differ materially from those projected as a result of a number of factors, some of which the company cannot predict or control. For a discussion of these factors, please see Item 1 of the company’s Annual Report on Form 10-K for the year ended December 31, 2002.

     Alaska Air Group is the parent company of Alaska Airlines, Inc. and Horizon Air Industries, Inc.

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Exhibit 99.1

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	December 31	March 31
(In Millions Except Per Share Amounts)	2002	2003

Cash and marketable securities	$636	$616

Total current assets	976	990
Property and equipment-net	1,780	1,839
Other assets	125	163

Total assets	$2,881	$2,992

Current liabilities	778	832
Long-term debt and capital lease obligations	857	979
Other liabilities and credits	590	581
Shareholders’ equity	656	600

Total liabilities and equity	$2,881	$2,992

SUPPLEMENTAL TABLE

During 2002 and 2003, the Company’s diluted loss per share (EPS) and net loss were impacted by the following (dollars in millions):

	Three Months Ended March 31

	2002		2003

	Dollars	EPS	Dollars	EPS

Net loss and diluted EPS excluding non-recurring items	$(33.7)	$(1.27)	$(56.3)	$(2.12)
Change in accounting principle relating to goodwill	(51.4)	(1.94)	—	—

Reported amounts	$(85.1)	$(3.21)	$(56.3)	$(2.12)

Exhibit 99.1

Alaska Air Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Three Months Ended March 31
(In Millions Except Per Share Amounts)	2002	2003

Operating Revenues
Passenger	$455.9	$475.5
Freight and mail	17.1	18.6
Other – net	27.1	24.6

Total Operating Revenues	500.1	518.7

Operating Expenses
Wages and benefits	202.9	227.1
Contracted services	24.7	25.7
Aircraft fuel	64.7	90.2
Aircraft maintenance	43.2	46.5
Aircraft rent	46.5	46.9
Food and beverage service	14.3	13.4
Commissions	12.4	3.3
Other selling expenses	30.2	27.2
Depreciation and amortization	32.3	32.4
Loss (gain) on sale of assets	(0.6)	0.1
Landing fees and other rentals	29.8	37.1
Other	49.3	47.4

Total Operating Expenses	549.7	597.3

Operating Loss	(49.6)	(78.6)

Nonoperating Income (Expense)
Interest income	4.4	0.6
Interest expense	(11.9)	(11.1)
Interest capitalized	0.2	0.8
Other – net	4.5	0.4

	(2.8)	(9.3)

Loss before income tax and accounting change	(52.4)	(87.9)
Income tax benefit	(18.7)	(31.6)

Loss before accounting change	(33.7)	(56.3)
Cumulative effect of accounting change	(51.4)	—

Net Loss	$(85.1)	$(56.3)

Basic and Diluted Loss Per Share:
Loss before accounting change	$(1.27)	$(2.12)
Cumulative effect of accounting change	(1.94)	—

Net Loss Per Share	$(3.21)	$(2.12)

Shares used for computation:
Basic	26.532	26.582
Diluted	26.532	26.582

Exhibit 99.1

Alaska Airlines Financial and Statistical Data

	Three Months Ended March 31

			%
	2002	2003	Change

Financial Data (in millions):
Operating Revenues:
Passenger	$374.0	$387.0	3.5%
Freight and mail	15.9	17.4	9.4%
Other – net	22.3	22.6	1.3%

Total Operating Revenues	412.2	427.0	3.6%

Operating Expenses:
Wages and benefits	165.7	188.0	13.5%
Contracted services	21.8	20.7	-5.0%
Aircraft fuel	55.2	76.9	39.3%
Aircraft maintenance	35.6	37.9	6.5%
Aircraft rent	31.8	30.5	-4.1%
Food and beverage service	13.9	12.9	-7.2%
Commissions	14.2	8.2	-42.3%
Other selling expenses	24.9	21.9	-12.0%
Depreciation and amortization	28.2	28.5	1.1%
Loss on sale of assets	—	0.3	NM
Landing fees and other rentals	23.6	28.7	21.6%
Other	36.3	34.1	-6.1%

Total Operating Expenses	451.2	488.6	8.3%

Operating Loss	(39.0)	(61.6)	57.9%

Interest income	5.0	1.2
Interest expense	(11.9)	(11.3)
Interest capitalized	0.1	0.7
Other – net	4.1	0.4

	(2.7)	(9.0)

Loss Before Income Tax before Accounting Change	$(41.7)	$(70.6)	69.3%

Operating Statistics:
Revenue passengers (000)	3,193	3,258	2.0%
RPMs (000,000)	2,977	3,143	5.6%
ASMs (000,000)	4,467	4,708	5.4%
Passenger load factor	66.7%	66.7%	0.0	pts
Breakeven load factor	76.0%	80.5%	4.5	pts
Yield per passenger mile	12.56 ¢	12.31 ¢	-2.0%
Operating revenue per ASM	9.23 ¢	9.07 ¢	-1.7%
Operating expenses per ASM	10.10 ¢	10.38 ¢	2.7%
Expense per ASM excluding fuel	8.87 ¢	8.75 ¢	-1.3%
Fuel cost per gallon	73.6 ¢	99.1 ¢	34.7%
Fuel gallons (000,000)	75.0	77.6	3.5%
Average number of employees	9,815	9,988	1.8%
Aircraft utilization (blk hrs/day)	10.1	10.3	2.4%
Operating fleet at period-end	102	106	3.9%

NM = Not Meaningful

Exhibit 99.1

Horizon Air Financial and Statistical Data

	Three Months Ended March 31

			%
	2002	2003	Change

Financial Data (in millions):
Operating Revenues:
Passenger	$86.3	$94.0	8.9%
Freight and mail	1.2	1.2	0.0%
Other – net	5.7	3.7	-35.1%

Total Operating Revenues	93.2	98.9	6.1%

Operating Expenses:
Wages and benefits	37.3	39.1	4.8%
Contracted services	3.9	6.6	69.2%
Aircraft fuel	9.5	13.3	40.0%
Aircraft maintenance	7.6	8.6	13.2%
Aircraft rent	14.8	16.4	10.8%
Food and beverage service	0.4	0.5	25.0%
Commissions	2.3	0.6	-73.9%
Other selling expenses	5.3	5.3	0.0%
Depreciation and amortization	3.9	3.6	-7.7%
Gain on sale of assets	(0.6)	(0.2)	NM
Landing fees and other rentals	6.4	8.7	35.9%
Other	12.7	11.5	-9.4%

Total Operating Expenses	103.5	114.0	10.1%

Operating Loss	(10.3)	(15.1)	46.6%

Interest expense	(0.5)	(0.3)
Interest capitalized	0.2	0.1
Other – net	0.4	0.0

	0.1	(0.2)

Loss Before Income Tax before Accounting Change	$(10.2)	$(15.3)	50.0%

Operating Statistics:
Revenue passengers (000)	1,095	1,088	-0.6%
RPMs (000,000)	329	357	8.6%
ASMs (000,000)	531	616	15.9%
Passenger load factor	62.0%	58.1%	(3.9	)pts
Breakeven load factor	69.5%	68.3%	(1.2	)pts
Yield per passenger mile	26.22 ¢	26.30 ¢	0.3%
Operating revenue per ASM	17.55 ¢	16.07 ¢	-8.5%
Operating expenses per ASM	19.49 ¢	18.53 ¢	-4.9%
Expense per ASM excluding fuel	17.70 ¢	16.37 ¢	-7.5%
Fuel cost per gallon	77.2 ¢	102.0 ¢	32.1%
Fuel gallons (000,000)	12.3	13.0	5.7%
Average number of employees	3,452	3,415	-1.1%
Aircraft utilization (blk hrs/day)	7.1	7.8	9.9%
Operating fleet at period-end	62	59	-4.8%

NM = Not Meaningful

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